FOR IMMEDIATE RELEASE
Lisa Mueller THQ Investor Relations 818/871-5125 Angela Emery THQ Media Relations 818/871-8650

THQ REPORTS FISCAL 2012 FIRST QUARTER RESULTS
Second-Half of Fiscal 2012 to be Driven by Releases of Proven Franchises
Saints Row, WWE, UFC and uDraw

AGOURA HILLS, Calif., July 27, 2011 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the first quarter ended June 30, 2011.

For the fiscal first quarter ended June 30, 2011, THQ reported net sales of $195.2 million, compared with $149.4 million in the prior-year period. On a non-GAAP basis, for the three months ended June 30, 2011, the company reported net sales of $141.2 million, compared with $160.3 million a year ago.

For the three months ended June 30, 2011, the company reported a net loss of $38.4 million, or $0.56 per diluted share, compared with a net loss of $30.1 million, or $0.44 per diluted share, in the prior-year period. On a non-GAAP basis, for the three months ended June 30, 2011, the company reported a net loss of $64.4 million, or $0.94 per diluted share, compared with a non-GAAP net loss of $14.4 million, or $0.21 per diluted share, in the prior-year period.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables, and a supplemental consolidated reconciliation can be found at http://investor.thq.com.

“We are disappointed in our first quarter financial performance. Sales of Red Faction: Armageddon and our licensed kids titles were below our expectations, and the late release of UFC Personal Trainer also adversely impacted the quarter,” said Brian Farrell, THQ President and Chief Executive Officer. “Despite a light first half, we are looking forward to a strong and profitable second half, including what we expect to be the biggest third quarter, both in revenue and earnings per share, in our company's history, with proven franchises Saints Row, WWE and the uDraw GameTablet, all launching in November.”

Fiscal 2012 First Quarter Highlights and Recent Developments

•
The company's line-up featured at the Electronic Entertainment Expo ("E3") garnered 25 awards from more than 50 nominations across the portfolio for upcoming titles such as Saints Row®: The Third™, Darksiders® II, Metro: Last Light™, WWE®'12, UFC® Undisputed™ 3, Warhammer® 40,000®: Space Marine®, Devil's Third™, and inSANE™, as well as for the uDraw GameTablet®.

•	The company announced an agreement with Turtle Rock Studios Inc., the creators of the multiple award-winning “Left 4 Dead,” to publish a new core title scheduled to be released in calendar 2013.

•	On June 15, 2011, top-industry talent Patrice Désilets joined THQ, working out of its Montreal, Quebec development studio on a new original AAA title.

•
Building on last year's successful launch of the uDraw GameTablet for Wii, THQ unveiled plans to bring uDraw™ to Xbox 360® and PlayStation® 3 high-definition consoles this fall with new creative functions and touch-screen features. The company is in production of a number of new uDraw titles, including Disney Princess, Marvel Super Hero Squad, and upgraded versions of our uDraw Studio™ software and Pictionary.

Digital Highlights

THQ continues to focus on its four-pillar digital strategy: 1) create a digital ecosystem around key title console launches such as the November 15 release of Saints Row: The Third, which includes a robust DLC schedule, online Season Pass, and in-game store for consumables; 2) create a critical mass of users on social media platforms such as Facebook and mobile platforms including iOS and Android™, using THQ-owned or branded content, such as the upcoming fall release of Margaritaville® Online based on Jimmy Buffett's popular brand; 3) create an ongoing digital revenue stream with the launch of the company's MMO, Warhammer® 40,000®: Dark Millennium™ Online; and 4) continue to drive digital end user sales through existing channels as well as the re-launch of THQ.com.

Second Fiscal Quarter 2012 Release Schedule

THQ has announced the following releases scheduled for the second quarter of fiscal 2012:

Title	Platforms
Warhammer 40,000: Space Marine	Xbox 360, PlayStation 3, PC
Penguins of Madagascar™	Kinect™ for Xbox 360, PlayStation 3, uDraw GameTablet for Wii™, Nintendo DS™
Barbie® Jet, Set and Style™	Wii, Nintendo DS

Second Half Fiscal 2012 Release Highlights

THQ has announced several key releases scheduled for the second half of fiscal 2012, including:

Title	Platforms
Saints Row: The Third	Xbox 360, PlayStation 3, PC
uDraw HD GameTablet	Xbox 360, PlayStation 3
WWE '12	Xbox 360, PlayStation 3, PC
UFC Undisputed 3	Xbox 360, PlayStation 3, PC

Investor Conference Call

THQ will host a conference call to discuss fiscal 2012 first quarter results, and fiscal 2012 guidance today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 80975948 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through July 29, 2011 by dialing (800) 642-1687 domestically, or (706) 645-9291 internationally, conference ID 80975948.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•	stock-based compensation expense,

•	the impact of certain deferred revenue and related costs,

•	business realignment expense,

•	impact of capitalized interest,

•	other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on investments, and

•	other significant charges and benefits.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company recognizes the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period. Although the company defers the recognition of all or a portion of its net revenue and costs with respect to these titles, there is no impact to its operating cash flow. THQ's management excludes the impact of deferred net revenue and costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-

GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense as a component of capitalized software development. THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook. As a result, the company believes it is appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods

Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. Our fiscal 2012 first quarter ended on July 2, 2011. Our fiscal 2011 first quarter ended on July 3, 2010.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at http://www.thq.com/. THQ, Darksiders, Devil's Third, inSANE, Metro: Last Light, Red Faction, Red Faction: Armageddon, Saints Row, Saints Row: The Third, uDraw, UDraw GameTablet, uDraw Studio and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox LIVE, the Xbox logos, and the Xbox LIVE Arcade logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.
"PlayStation" is a registered trademark of Sony Computer Entertainment Inc.
Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.
All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company's expectations for the second half of the fiscal year ending March 31, 2012, and for the company's product releases in future periods. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ") and are based upon management's beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and particularly the discussion of risk factors that may affect results of operations set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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FINANCIAL TABLES TO FOLLOW

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,
	2011	2010

Net sales	$195,153	$149,379
Cost of sales:
Product costs	67,063	60,703
Software amortization and royalties	64,920	33,353
License amortization and royalties	8,139	20,890
Total cost of sales	140,122	114,946

Gross profit	55,031	34,433
Operating expenses:
Product development	30,189	16,475
Selling and marketing	50,676	33,626
General and administrative	12,049	11,844
Restructuring	(140)	168
Total operating expenses	92,774	62,113

Operating loss	(37,743)	(27,680)
Interest and other income (expense), net	443	(1,590)
Loss before income taxes	(37,300)	(29,270)
Income taxes	1,145	840
Net loss	$(38,445)	$(30,110)

Loss per share — basic	$(0.56)	$(0.44)
Loss per share — diluted	$(0.56)	$(0.44)

Shares used in per share calculation — basic	68,318	67,745
Shares used in per share calculation — diluted	68,318	67,745

THQ Inc. and Subsidiaries
Reconciliation of GAAP net loss to Non-GAAP net loss (a)
(In thousands, except per share data)

	For the Three Months Ended June 30,
	2011	2010
Net sales	$195,153	$149,379
Changes in deferred net revenue	(53,914)	10,890
Non-GAAP net sales	$141,239	$160,269

	For the Three Months Ended June 30,
	2011	2010
Operating loss	$(37,743)	$(27,680)
Non-GAAP adjustments affecting operating loss:
Changes in deferred net revenue	(53,914)	10,890
Changes in deferred cost of sales	9,398	(1,254)
Business realignment expenses (b)	4,691	168
Stock-based compensation	1,631	2,528
Amortization of capitalized interest (c)	1,196	—
Total non-GAAP adjustments affecting operating loss	(36,998)	12,332
Non-GAAP operating loss	$(74,741)	$(15,348)

	For the Three Months Ended June 30,
	2011	2010
Net loss	$(38,445)	$(30,110)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	(36,998)	12,332
Capitalized interest expense (c)	(1,409)	—
Income tax adjustments (d)	12,501	3,380
Non-GAAP net loss	$(64,351)	$(14,398)

Non-GAAP loss per share — diluted	$(0.94)	$(0.21)
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)
In the first quarter of fiscal 2012, in connection with the closure of its THQ Digital Warrington studio, the company recorded a $1.4 million write-off of capitalized software development for an unnamed game that was cancelled as a result of the closure.  Business realignment charges in the three months ended June 30, 2011 also includes cash severance charges and other employee-related costs totaling $3.4 million related to the current quarter notification to employees of position eliminations in connection with this and previously announced business realignment plans.

(c)	Represents interest expense capitalized to software development and subsequent amortization.

(d)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	June 30, 2011	March 31, 2011
ASSETS
Cash and cash equivalents	$119,036	$85,603
Accounts receivable, net of allowances	50,275	161,574
Inventory	26,946	31,905
Licenses	47,064	32,869
Software development	221,850	222,631
Deferred income taxes	8,414	8,200
Prepaid expenses and other current assets	48,435	56,908
Total current assets	522,020	599,690
Property and equipment, net	29,414	28,960
Licenses, net of current portion	84,530	85,367
Software development, net of current portion	37,146	49,858
Deferred income taxes	516	516
Other long-term assets, net	10,079	10,014
TOTAL ASSETS	$683,705	$774,405

LIABILITIES AND EQUITY
Accounts payable	$77,028	$100,550
Accrued and other current liabilities	159,152	137,922
Deferred revenue, net	86,824	141,060
Total current liabilities	323,004	379,532
Other long-term liabilities	88,217	88,042
Convertible senior notes	100,000	100,000
Total liabilities	511,221	567,574
Total stockholders' equity	172,484	206,831
TOTAL LIABILITIES AND EQUITY	$683,705	$774,405

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended
Platform Revenue Mix	June 30, 2011		June 30, 2010
Consoles
Microsoft Xbox 360	$51,542	36.5%	$50,215	31.3%
Nintendo Wii	19,024	13.5	19,160	12.0
Sony PlayStation 3	35,782	25.3	52,794	32.9
Sony PlayStation 2	1,019	0.7	4,703	2.9
	107,367	76.0	126,872	79.1
Handheld
Nintendo Dual Screen	21,284	15.1	19,666	12.3
Sony PlayStation Portable	2,122	1.5	4,341	2.7
Wireless	736	0.5	1,589	1.0
	24,142	17.1	25,596	16.0

PC	9,730	6.9	7,801	4.9
Non-GAAP net sales	141,239	100.0%	160,269	100.0%
Changes in deferred net revenue	53,914		(10,890)
Net sales	$195,153		$149,379

Geographic Revenue Mix
Domestic	$87,743	62.1%	$108,026	67.4%
Foreign	53,496	37.9	52,243	32.6
Non-GAAP net sales	141,239	100.0%	160,269	100.0%
Changes in deferred net revenue	53,914		(10,890)
Net sales	$195,153		$149,379